Exhibit 4(b)

[SEAL]                       SBM Certificate Company
                    125 N Minnesota Street, New Ulm MN 56073
                                ANNUAL STATEMENT
                                   March 2004

CLIENT                                          REPRESENTATIVE

                             CERTIFICATE INFORMATION

             CERTIFICATE NUMBER:
             CERTIFICATE SERIES:
             CURRENT INTEREST RATE*:
             INTEREST OPTION:
             ORIGINAL ISSUE DATE:
             NEXT RENEWAL/MATURITY DATE:

      * NOTE: Please refer to your Prospectus for any Early Withdrawal Penalty

                          SUMMARY OF CERTIFICATE VALUES

        Previous Anniversary Value:

        Interest Accrued Since Last Anniversary

        Withdrawals Since Last Anniversary
                                                     ------------

        2004 Anniversary Value:
                                                     ============

KINDLY DIRECT INQUIRIES CONCERNING THIS NOTICE, OR YOUR ACCOUNT TO YOUR REGISTERED REPRESENTATIVE, OR TO OUR OFFICE AT 1-888-749-4353.